UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2009

FX Real Estate and Entertainment Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33902	36-4612924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, 15th Floor, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-796-8174

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.03 Bankruptcy or Receivership.

As has been previously disclosed, FX Real Estate and Entertainment Inc.’s (the "Company") Las Vegas subsidiaries are currently in default under the $475 million mortgage loan secured by their Las Vegas property, which is substantially the Company’s entire business.

As has been previously disclosed, on April 9, 2009, the first lien lenders sent a Notice of Breach and Election to Sell, which initiates the trustee sale procedure against the Las Vegas property to satisfy the principal amount of $259 million and other obligations owed to them under the mortgage loan and secured by the property. Under Nevada law, the Las Vegas property may be sold in a trustee sale to satisfy the first lien lenders’ obligations secured by the property on or about August 1, 2009, provided the lenders have satisfied the Nevada procedures and further provided that the sale has not been stayed through bankruptcy or other filings or by a consensual delay by such lenders. Although the second lien portion of the mortgage loan is also in default, pursuant to the intercreditor agreement among the first and second lien lenders, the second lien lenders are restricted from exercising their remedies so long as the first lien lenders continue exercising their remedies.

As has been previously disclosed, on June 5, 2009, the first lien lenders filed in the District Court for Clark County, Nevada a complaint for declaratory relief seeking the appointment of a receiver, and a petition for the appointment of a receiver, for the Las Vegas property. In the proceeding (Case No.: A-09-591831-B, Dept. No.: XIII), the fist lien lenders sought the appointment of a receiver on an expedited basis.

On June 19, 2009, the District Court of Clark County, Nevada granted the first lien lenders’ petition for the appointment of a receiver. On June 23, 2009, the Court entered the Order appointing the receiver. Under the Order, Larry L. Bertsch, of Larry L. Bertsch, CPA & Associates, has been appointed the receiver (the "Receiver") of the Las Vegas property and, subject to the loan documents, all personal, tangible and intangible, intellectual and commercial property, business, collateral, rights and obligations located thereon, including but not limited to all of the leasehold interests on the Las Vegas property as owned and/or controlled by the Las Vegas subsidiaries, other than the collateral proceeds (collectively, the "Receivership Property").

Under the terms of the Order:

• The Receiver took immediate and exclusive possession of the Receivership Property and is holding, operating, managing and leasing the Receivership Property;

• The Receiver is required to take all commercially reasonable efforts to diligently analyze, evaluate, report with regard to, organize and categorize information relating to the Receivership Property so as to assist in the preparation for sale of the Receivership Property at foreclosure;

• The Receiver is required to preserve the Receivership Property from loss, removal, material injury, destruction, substantial waste and loss of income therefrom; and

• The Company’s Las Vegas subsidiaries were relieved of possession of, and any further obligation to administer, the Receivership Property.

The Company and the Las Vegas subsidiaries are considering all possible legal options, including bankruptcy proceedings. The Company cannot guarantee to what extent, if any, such actions may be viable or effective.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2009, the Company entered into letter agreements with Paul C. Kanavos, a director and the President of the Company, and Mitchell J. Nelson, Executive Vice President and General Counsel of the Company, pursuant to which Messrs. Kanavos and Nelson agreed to certain amendments to their respective employment agreements dated as of December 31, 2007 with the Company, as described below.

The Company entered into these agreements with Messrs. Kanavos and Nelson because of the Company’s financial condition.

Mr. Kanavos’ letter agreement is described below and hereinafter referred to as the "Kanavos Letter Agreement" and Mr. Nelson’s letter agreement is described below and hereinafter referred to as the "Nelson Letter Agreement."

The Kanavos Letter Agreement modified Mr. Kanavos’ existing employment agreement with the Company as follows:

• The term of employment was reduced to month-to-month, subject to a minimum of two months, from an initial term of 5 years (of which approximately 3.5 years remained);

• "Change in Control" and "Constructive Termination" provisions and related termination payments (i.e., salary for 3 years and a cash bonus of $100,000) and benefits (i.e., group health, medical, dental and life insurance for 3 years) were eliminated;

• Upon termination of Mr. Kanavos’ employment, he shall be entitled to (x) receive the full costs relating to the continuation of any group health, medical, dental and life insurance program provided through the Company for a period of 90 days after the date of termination of employment and (y) retain only those stock options that are vested on the date of termination of employment;

• Mr. Kanavos shall not be subject to a non-competition covenant either during or after the term of his employment with the Company; and

• The Company and Mr. Kanavos are required to use reasonable efforts to exchange mutual releases from their obligations under his employment agreement upon termination of Mr. Kanavos’ employment.

In consideration of entering into the Kanavos Letter Agreement, the Company paid Mr. Kanavos a retention bonus of $150,000 and will pay him the proceeds from the sale by the Company of its unused private jet hours, estimated at $95,350. During the term of Mr. Kanavos’ employment, the Company will continue to pay him a base salary of $50,000 per month.

The Nelson Letter Agreement modified Mr. Nelson’s existing employment agreement with the Company as follows:

• The term of employment was reduced to month-to-month, subject to a minimum of two months, from an initial term of 5 years (of which approximately 3.5 years remained);

• "Change in Control" and "Constructive Termination" provisions and related termination payments (i.e., salary for 3 years and a cash bonus of $100,000) and benefits (i.e., group health, medical, dental and life insurance for 3 years) were eliminated;

• Upon termination of Mr. Nelson’s employment, he shall be entitled to (x) receive the full costs relating to the continuation of any group health, medical, dental and life insurance program provided through the Company for a period of 90 days after the date of termination of employment and (y) retain only those stock options that are vested on the date of termination of employment;

• Mr. Nelson shall not be subject to a non-competition covenant either during or after the term of his employment with the Company; and

• The Company and Mr. Nelson are required to use reasonable efforts to exchange mutual releases from their obligations under his employment agreement upon termination of Mr. Nelson’s employment.

In consideration of entering into the Nelson Letter Agreement, the Company paid Mr. Nelson a retention bonus of $131,250. During the term of Mr. Nelson’s employment, the Company will continue to pay him a base salary of $43,750 per month.

The foregoing descriptions of the Kanavos Letter Agreement and the Nelson Letter Agreement are not complete and are qualified in their entireties by reference to the complete text of the Letter Agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Stephen Jarvis, the Company’s Principal Accounting Officer, has announced that he intends to leave the Company on or about August 1, 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No. Description
10.1 Letter Agreement dated June 23, 2009 by and between FX Real Estate and Entertainment Inc. and Paul C. Kanavos
10.2 Letter Agreement dated June 23, 2009 by and between FX Real Estate and Entertainment Inc. and Mitchell J. Nelson

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX Real Estate and Entertainment Inc.

June 25, 2009	By:	Mitchell J. Nelson

Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement dated June 23, 2009 by and between FX Real Estate and Entertainment Inc. and Paul C. Kanavos
10.2	Letter Agreement dated June 23, 2009 by and between FX Real Estate and Entertainment Inc. and Mitchell J. Nelson